Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15  Additional Sub-custodians:

UBS Switzerland AG, Zurich, Switzerland
Deutsche Bank AG, Taipei, Taiwan, Republic of China
Standard Chartered Bank (Taiwan) Limited, Taipei, Taiwan,
Republic of China
Standard Chartered Bank (Tanzania) Limited, Dar es Salaam,
Tanzania
Standard Chartered Bank (Thai) Pcl, Bangkok, Thailand
Union Internationale de Banques, Tunis, Tunisia
Citibank, A.S., Istanbul, Turkey
Deutsche Bank, A.S., Istanbul, Turkey
Standarded Chartered Bank Uganda Limited, Kampala,
Uganda
PJSC Citibank, Kyiv, Ukraine
HSBC Bank Middle East Limited, Dubai,
United Arab Emirates
Banco Itau Uruguay S.A., Montevideo, Uruguay
Citibank, N.A., Caracas, Venezuela
HSBC Bank (Vietnam) Limited, Ho Chi Minh City, Vietnam
Standard Chartered Bank Zambia Plc., Lusaka, Zambia
Stanbic Bank Zimbabwe Limited, Harare, Zimbabwe
State Street Bank International GmbH, Munich, Germany
BNP Paribas Securities Services S.C.A., Athens, Greece


Type of Custody:  Foreign Custodian Rule 17f 5